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[GRAPHIC                                                                [GRAPHIC
OMITTED]                                                                OMITTED]

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

                INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

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NUMBER                      Q COMM INTERNATIONAL, INC.                    SHARES
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                       AUTHORIZED STOCK 50,000,000 SHARES
                                 $.001 PAR VALUE

                                             SEE REVERSE FOR CERTAIN DEFINITIONS
                                                              ------------------
                                                               CUSIP 74727M 10 8
                                                              ------------------

                                    SPECIMEN
This Certifies That                                                       is the

Registered holder of       Q Comm International, Inc.                     Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

Dated:

     /s/ [ILLEGIBLE]                 [SEAL]                   /s/ [ILLEGIBLE]
                                                              C.E.O.
Countersigned & Registered                                    COUNTERSIGNED AND
 Alpha Tech Stock Transfer                              BY    REGISTERED
      929 Spiers Lane
     Draper, UT 84020                                         AUTHORIZED
      (801) 571-5118                                          SIGNATURE